Exhibit 99.1

News Announcement	For Immediate Release

CONTACT:
B. Caroline Beasley, Chief Financial Officer	Stewart Lewack, Joseph Jaffoni
Beasley Broadcast Group, Inc.	Jaffoni & Collins Incorporated
239/263-5000; email@bbgi.com	212/835-8500 or bbgi@jcir.com

BEASLEY BROADCAST GROUP REPORTS

THIRD QUARTER RESULTS

NAPLES, Florida, November 3, 2005 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI), a large- and mid-size market radio broadcaster, today announced operating results for the three- and nine-month periods ended September 30, 2005.

For the three months ended September 30, 2005, consolidated net revenue rose 1% to $32.1 million from $31.8 million in the same period of 2004. Operating income for the period declined 7% to $7.9 million, compared to $8.5 million in the third quarter of 2004. Station Operating Income (SOI), a non-GAAP financial measure, rose 4% to $11.2 million from $10.8 million in the year-ago period.

Operating income for all periods presented in this announcement includes $0.8 million of stock-based employee compensation as a result of restricted stock grants during the third quarter of 2005 at both the station and corporate level. SOI reflects $46,735 of stock-based employee compensation related to restricted stock grants during the third quarter of 2005 to employees at our radio stations, but excludes stock-based employee compensation costs during that period at the corporate level. Please refer to the “Calculation of SOI” and “Reconciliation of SOI to Net Income” tables at the end of this announcement for a break down of stock-based employee compensation expense between the station and corporate levels.

Net income was $3.8 million, or $0.15 per diluted share, in the three months ended September 30, 2005, compared to net income of $4.1 million, or $0.17 per diluted share, in the three months ended September 30, 2004. Per share results for the three months ended September 30, 2005 and 2004 are based on 24,291,056 and 24,363,737 diluted shares outstanding, respectively.

For the nine months ended September 30, 2005, consolidated net revenue increased 6% to $93.7 million from $88.8 million in the same period of 2004. Operating income from continuing operations was $20.2 million, compared to $21.3 million in the year-ago period, while SOI grew 2% to $28.6 million from $28.1 million.

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Beasley Broadcast Group, 11/03/05	page 2 of 6

The Company reported net income of $9.2 million, or $0.38 per diluted share, for the first nine months of 2005, compared to net income of $8.1 million, or $0.33 per diluted share, in the comparable 2004 period. Net income for the first nine months of 2004 reflects a $2.4 million loss on extinguishment of long-term debt. Per share results for the nine months ended September 30, 2005 and 2004 are based on 24,356,335 and 24,496,979 diluted shares outstanding, respectively.

Reported and same-station results were the same for the periods presented above, as no station acquisitions or dispositions were completed in the relevant periods.

Commenting on the results, George G. Beasley, Chairman and Chief Executive Officer, said, “Third quarter revenue growth reflects improved performance at our Philadelphia and Fort Myers-Naples station clusters, partially offset by decreases at our Augusta, Las Vegas and Miami station clusters. Net revenues for the period also reflect a decrease in trade sales revenue due to a company-wide effort to reduce the non-cash use of our station advertising inventory.”

“We anticipate that many of the trends that affected third quarter revenue performance will continue into the fourth quarter. Early in the fourth quarter of 2005, we reformatted a station in Las Vegas, which is not airing commercials during its first month of operation. Revenue in the 2005 fourth quarter will also reflect decreased revenues at our Miami cluster, where our sport-talk station did not renew the program rights agreement to broadcast the Miami Dolphins football games this year, as well as the absence of $1.1 million in political advertising revenue.

“Despite these short-term operating challenges, we remain optimistic about our long-term prospects. We believe that many of the changes we are implementing in 2005 will make the company stronger and more competitive in 2006, and we are looking forward to reporting back on progress in the periods ahead.”

Fourth Quarter Guidance

For the three-month period ending December 31, 2005, the Company anticipates reporting a net revenue decrease of 12% compared to the year-ago level. This guidance assumes no material changes in economic conditions or extraordinary world events. The Company can give no assurance as to whether these conditions will continue, or if they change, how such changes may affect the Company’s current expectations. While the Company may, from time to time, issue updated guidance, it assumes no obligation to do so.

Conference Call Information:

The Company will host a conference call and simultaneous webcast today, November 3, 2005, at 10:00 a.m. EDT to discuss its financial results and operations. Both the call and webcast are open to the general public. The dial in number for the conference call is 973/409-9261; please call five minutes in advance to ensure that you are connected prior to the presentation. Interested parties may also access the live call on the Internet at the Company’s Web site at www.bbgi.com; allow 15 minutes to register and download and install any necessary software. Following its completion, a replay of the call can be accessed for 14 days on the Internet from the Company’s Web site or for 24 hours via telephone at 973/341-3080 (reservation #6573953).

Founded in 1961, Beasley Broadcast Group, Inc. is a radio broadcasting company that owns or operates 41 stations (26 FM and 15 AM) located in ten large- and mid-size markets in the United States.

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Beasley Broadcast Group, 11/03/05	page 3 of 6

Definitions

Same-station results compare stations operated by our company at September 30, 2005 to those same-stations operated by our company at September 30, 2004. Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as costs of services (excluding depreciation and amortization) and selling, general and administrative expenses (including stock-based employee compensation related to restricted stock grants to employees at our radio stations, but excluding stock-based employee compensation costs at the corporate level).

SOI and same-station SOI are financial measures of performance that are not calculated in accordance with U.S. generally accepted accounting principles, which we refer to as GAAP. We use these non-GAAP financial measures for internal budgeting purposes and to evaluate the performance of our radio stations. We also use SOI to make decisions as to the acquisition and disposition of radio stations. SOI excludes corporate-level costs and expenses, stock-based employee compensation related to stock grants to corporate employees, and depreciation and amortization, which may be material to an assessment of the Company’s overall operating performance. Management compensates for this limitation by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of the Company’s operating performance. Moreover, the corresponding amounts of the non-cash and corporate-level costs and expenses excluded from the calculation are available to investors as they are presented as separate line items on our statements of operations contained in our periodic reports filed with the Securities and Exchange Commission (SEC).

While the Company recognizes that because SOI is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies, SOI is a measure widely used in the radio broadcast industry. Management believes that SOI provides meaningful information to investors because it is an important measure of how effectively we operate our business (i.e., operate radio stations) and assists investors in comparing our operating performance with that of other radio companies. We also believe that providing SOI on a same station basis is a useful measure of our performance because it presents SOI before the impact of any acquisitions or dispositions completed during the relevant periods. This allows management and investors to measure the performance of radio stations we owned and operated during the entirety of two operating periods being compared.

Note Regarding Forward-Looking Statements:

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “intends,” “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in the Company’s reports filed with the SEC. Readers should note that these statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including: economic and regulatory changes, the loss of key personnel, a downturn in the performance of our radio stations, the Company’s substantial debt levels, and changes in the radio broadcast industry generally. The Company’s actual performance and results could differ materially because of these factors and other factors discussed in the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” of our SEC filings, including but not limited to annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. These statements do not include the potential impact of any acquisitions or dispositions announced or completed after November 3, 2005. All information in this release is as of November 3, 2005, and the Company undertakes no obligation to update the information contained herein to actual results or changes to the Company’s expectations.

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Beasley Broadcast Group, 11/03/05	page 4 of 6

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net revenue	$32,051,349	$31,771,720	$93,699,011	$88,799,482

Costs and expenses:
Cost of services (excluding depreciation and amortization) (1)	9,995,258	9,992,362	30,729,669	28,940,458
Selling, general and administrative (excluding stock-based employee compensation) (1)	10,853,577	11,029,209	34,323,178	31,793,317
Corporate general and administrative (excluding stock-based employee compensation)	1,810,095	1,538,538	5,277,128	4,636,491
Stock-based employee compensation(2)	807,137	—	807,137	—
Depreciation and amortization	705,351	725,994	2,171,465	2,133,345
Asset purchase agreement termination costs	—	—	141,449	—

Total costs and expenses	24,171,418	23,286,103	73,450,026	67,503,611
Operating income	7,879,931	8,485,617	20,248,985	21,295,871
Interest expense	(1,779,972)	(1,779,535)	(5,564,008)	(5,604,167)
Loss on extinguishment of long-term debt(3)	—	—	—	(2,418,781)
Gain on increase in fair value of derivative Financial instruments	—	23,382	—	175,331
Interest income	122,217	96,395	376,657	275,779
Other non-operating income (expense)	(413)	(2,109)	125,897	(62,179)

Income before income taxes	6,221,763	6,823,750	15,187,531	13,661,854

Income tax expense	2,463,818	2,722,479	6,014,262	5,544,481

Net income	$3,757,945	$4,101,271	$9,173,269	$8,117,373

Basic net income per share:	0.16	0.17	0.38	0.33
Diluted net income per share:	0.15	0.17	0.38	0.33

Basic common shares outstanding	24,199,515	24,263,608	24,223,549	24,272,107

Diluted common shares outstanding	24,291,056	24,363,737	24,356,335	24,496,979

(1)	We refer to our “Cost of services (excluding depreciation and amortization),” “Selling, general and administrative” and “stock-based employee compensation related to restricted stock grants to employees at our radio stations” together as our “station operating expenses” for the “Calculation of SOI” and “Reconciliation of SOI to Net Income” below.
(2)	On July 1, 2005, we granted 267,500 shares of restricted stock to certain employees under our 2000 Equity Plan and recorded stock-based employee compensation related to these grants. Of this amount, $46,735 is attributable to grants at the radio station level, while $760,402 is attributable to grants at the corporate level.
(3)	In the 2004 first quarter, we incurred a loss on extinguishment of debt of $2.4 million to write-off debt issuance costs related to the old credit facility and certain fees related to the establishment of a new credit facility.

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Beasley Broadcast Group, 11/03/05	page 5 of 6

Selected Balance Sheet Data – Unaudited

(in thousands)

	September 30, 2005	December 31, 2004
Cash and cash equivalents	$15,753	$14,850
Working capital	27,426	26,580
Total assets	285,783	286,300
Long term debt, less current installments	140,737	153,362
Total stockholders’ equity	88,780	81,075

Selected Statement of Cash Flows Data - Unaudited

(in thousands)

	Nine Months Ended September 30,
	2005	2004
Net cash provided by operating activities	$14,049	$16,425
Net cash used in investing activities	(1,199)	(3,066)
Net cash used in financing activities	(11,948)	(10,682)

Net increase in cash and cash equivalents	$902	$2,677

Calculation of SOI (Unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net revenue	$32,051,349	$31,771,720	$93,699,011	$88,799,482
Station operating expenses	(20,848,835)	(21,021,571)	(65,052,847)	(60,733,775)
Station stock-based employee compensation	(46,735)	—	(46,735)	—

SOI	$11,155,779	$10,750,149	$28,599,429	$28,065,707

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Beasley Broadcast Group, 11/03/05	page 6 of 6

Reconciliation of SOI to Net Income (Unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
SOI	$11,155,779	$10,750,149	$28,599,429	$28,065,707
Corporate general and administrative	(1,810,095)	(1,538,538)	(5,277,128)	(4,636,491)
Corporate stock-based employee compensation	(760,402)	—	(760,402)	—
Depreciation and amortization	(705,351)	(725,994)	(2,171,465)	(2,133,345)
Asset purchase agreement termination costs	—	—	(141,449)	—
Interest expense	(1,779,972)	(1,779,535)	(5,564,008)	(5,604,167)
Loss on extinguishment of long-term debt	—	—	—	(2,418,781)
Gain on increase in fair value of derivative financial instruments	—	23,382	—	175,331
Interest income	122,217	96,395	376,657	275,779
Other non-operating income (expense)	(413)	(2,109)	125,897	(62,179)
Income tax expense	(2,463,818)	(2,722,479)	(6,014,262)	(5,544,481)

Net income	$3,757,945	$4,101,271	$9,173,269	$8,117,373

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